Exhibit 23.3

EXECUTIVE COMMITTEE		CHAIRMAN & CEO
ROBERT C. BARG P. SCOTT FROST JOHN G. HATTNER J. CARTER HENSON, JR.	MIKE K. NORTON DAN PAUL SMITH JOSEPH J. SPELLMAN DANIEL T. WALKER	C.H. (SCOTT) REES III PRESIDENT & COO DANNY D. SIMMONS EXECUTIVE VP G. LANCE BINDER

Encana Corporation

4400, 500 Centre Street S.E.

Calgary, Alberta T2P 2S5

Canada

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use and reference to our name and reports auditing a portion of Encana Corporation’s petroleum and natural gas reserves as of December 31, 2017 (the “Reports”), and the information derived from our Reports, as described or incorporated by reference in: (i) Encana Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, (ii) Encana Corporation’s Registration Statement on Form S-3 (File Nos. 333-216395) and (iii) Encana Corporation’s Registration Statements on Form S-8 (File Nos. 333-124218, 333-85598, 333-140856 and 333-188758), filed with the United States Securities and Exchange Commission.

Sincerely,

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ C.H. (Scott) Rees III
By:
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

February 26, 2018

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